EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 1, 2025, except for Note 17, as to which the date is September 16, 2025, with respect to the consolidated financial statements of EquipmentShare.com Inc and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

St. Louis, Missouri

January 26, 2026